                                                                    Exhibit 4.18


                    AMENDMENT NO. 5 (the "Amendment") dated as of October 20, 1998 to the Credit, Security, Guaranty and Pledge Agreement dated as of December 21, 1995 (the "Agreement"), among SKYTEL CORP., a Delaware corporation ("SkyTel"), SKYTEL COMMUNICATIONS, INC. (formerly known as Mobile Telecommunication Technologies Corp.), a Delaware corporation ("Mtel"), the Subsidiaries of Mtel referred to therein, the lenders referred to therein (the "Lenders"), THE CHASE MANHATTAN BANK (formerly known as Chemical Bank), as administrative agent for the Lenders (the "Administrative Agent"), CREDIT LYONNAIS NEW YORK BRANCH, as documentation agent, and J.P. MORGAN SECURITIES INC. and CIBC, INC., as co-syndication agents.


                             INTRODUCTORY STATEMENT
                             ----------------------

          All capitalized terms not otherwise defined in this Amendment are used herein as defined in the Agreement.

          The Borrower has presented the Lenders with a revised business plan and operating strategy which includes the consolidation of the one-way paging services provided by SkyTel and U.S. Paging and the advanced narrow-band personal communication services provided by Destineer and the merger of SkyTel and U.S. Paging into Destineer (the "Proposed Merger"). In connection therewith, the Borrower has requested that the Agreement be amended to modify certain provisions of the Agreement as hereinafter set forth.

          In consideration of the mutual agreements contained herein and other good and valuable consideration, the parties hereto hereby agree as follows:

          SECTION 1.  Amendment to the Agreement.  Subject to the provisions of
                      --------------------------
Section 2 hereof, the Agreement is hereby amended effective as of the Amendment Effective Date or the Merger Effective Date, as the case may be (such terms being used herein as defined in Section 2 hereof) as follows:

          (A) The words "SkyTel Corp., a Delaware corporation" appearing in the opening paragraph thereof is hereby amended to read "SkyTel Corp. (formerly known as Destineer Corporation, successor by merger to SkyTel Corp. and United States Paging Corporation), a Delaware corporation."
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          (B) The definition of "Consolidated EBITDA" appearing in Article 1 of the Agreement is hereby amended by deleting the proviso appearing at the end of clause (e) appearing therein.

          (C) The definition of "Destineer Licenses" appearing in Article 1 of the Agreement is hereby amended by changing each reference to "Destineer" appearing therein to "SkyTel".

          (D) The definition of "Material Adverse Effect" appearing in Article 1 of the Agreement is hereby amended by (i) deleting the words "or Destineer's" and "or Destineer" appearing in clause (d) thereof and (ii) changing the reference to "Destineer" appearing in the second proviso to "SkyTel".

          (E) The definition of "Pagers" appearing in Article 1 hereof is hereby amended in its entirety to read as follows:

          "'Pagers' shall mean pagers or personal messaging units of SkyTel."
            ------

          (F) Sections 3.24, 5.14, 5.16(b), 6.23, 7(l) and 7(m) of the Agreement
are each hereby amended by changing all references to "Destineer" appearing therein to "SkyTel".

          (G) Sections 5.16(b) and 6.23 of the Agreement are each further amended by changing all references to "national two-way messaging system" and "two-way personal communication services" appearing therein to "advanced narrow-band personal communication services".

          (H) Section 5.1(a) of the Agreement is hereby amended by (x) deleting the phrase "SkyTel and U.S. Paging on a combined basis" in each instance that it appears in such Section 5.1(a) and replacing such phrase with the word "SkyTel",
(y) deleting the words "SkyTel and Destineer" appearing in clause (i) and inserting in lieu thereof the words "the one-way paging business of SkyTel and the advanced narrow-band personal communication business of SkyTel" and (z) deleting the words "each of SkyTel and U.S. Paging" appearing in subclause (A) and inserting in its place the word "SkyTel".

          (I) Section 5.1(b) of the Agreement is hereby amended by deleting the phrase "SkyTel and U.S. Paging on a combined basis" in each instance that it appears in such Section 5.1(b) and replacing such phrase with the word "SkyTel".

          (J) Section 5.1(e) of the Agreement is hereby amended by (x) deleting the words "SkyTel and Destineer" appearing in clause (ii) and inserting in lieu thereof the words "the one-way paging business of SkyTel and the advanced narrow-band personal communication business of SkyTel" and (y) deleting the phrase "SkyTel and U.S. Paging on a combined basis" appearing in clause (iv) and replacing such phrase with the word "SkyTel".

          (K) Section 5.1(i) of the Agreement is hereby amended by deleting the words "combined financial plan of SkyTel and U.S. Paging" and inserting in lieu thereof the words "financial plan of SkyTel".

          (L) Clause (i) of Section 5.2 of the Agreement is hereby amended by adding the words "except as otherwise permitted by Section 6.4 hereof" immediately after the word "franchises" appearing therein:

          (M) Section 5.21(b) of the Agreement is hereby amended by deleting the existing text in its entirety and inserting in its place the words "Not Used".

          (N) Section 6.4(j) of the Agreement is hereby amended by (x) adding the words "or Destineer" after the words "U.S. Paging" appearing in clause (i) therein and (y) adding the following clause (l) immediately preceding the last sentence thereof:

          "(l) sales of revenue streams and/or leases that are non-recourse to SkyTel (except for customary representations) in connection with the leasing of Pagers to retail customers in an amount not to exceed $10,000,000 in the aggregate."

          (O) Section 6.7 of the Agreement is hereby amended by adding the following proviso at the end thereof:

          "provided, however, that the notice required by clause (i) above
           --------  -------
          shall not be applicable with respect to the Proposed Merger (as defined in Amendment No. 5 to the Agreement); provided further that
                                                        -------- -------
          the Administrative Agent is promptly notified in writing upon consummation of the Proposed Merger."

          (P) Section 6.8 of the Agreement is hereby amended by adding the following clause (iii) at the end thereof:

          "or (iii) sales of revenue streams and/or leases that are non-recourse to SkyTel (except for customary representations) in connection with the leasing of Pagers to retail customers in an amount not to exceed $10,000,000 in the aggregate."

          (Q) Section 6.16 of the Agreement is hereby amended in its entirety to read as follows:

          "Section 6.16.  Total Debt to EBITDA Ratio of SkyTel.  At any time,
                          ------------------------------------
          permit the ratio of Total Debt of SkyTel (excluding amounts attributable to SkyTel's advanced narrow-band personal communication business) to Annualized EBITDA of SkyTel (excluding any amounts attributable to SkyTel's advanced narrow-band personal communication business) to exceed 2.0 to 1.0."

          (R) Section 6.17 of the Agreement is hereby amended by adding the parenthetical "(excluding amounts attributable to SkyTel's advanced narrow-band personal communication business)" immediately after the word "SkyTel" appearing therein.

          (S) Section 6.18(b) of the Agreement is hereby amended by adding the parenthetical "(excluding amounts attributable to SkyTel's advanced narrow-band personal communication business)" immediately after the word "SkyTel" appearing therein.

          (T) Section 6.19 of the Agreement is hereby amended by adding the parenthetical "(excluding amounts attributable to SkyTel's advanced narrow-band personal communication business)" immediately after the word "SkyTel" appearing therein.

          (U) Section 7(k) of the Agreement is hereby amended by deleting the words "Destineer and" appearing in clause (i) thereof.

          SECTION 2.  Conditions to Effectiveness.  This Amendment is effective
                      ---------------------------
(i) with respect to clauses (L), (M), (N) and (P) above, as of the first date on which all of the following conditions precedent have been satisfied in full (the "Amendment Effective Date") and (ii) with respect to each other clause set forth in Section 1 above (other than clauses (L), (M), (N) and (P)), the later to occur of (x) the Amendment Effective Date and (y) the date on which the Proposed Merger is consummated (the "Merger Effective Date"):

          (A) the Administrative Agent shall have received executed counterparts of this Amendment, which, when taken together, bear the signatures of the Credit Parties and those Lenders required by Section 13.9 of the Agreement; and

          (B) all legal matters in connection with this Amendment shall be reasonably satisfactory to Morgan, Lewis & Bockius LLP, counsel for the Agents.

          SECTION 3.  Representations and Warranties.  The Credit Parties hereby
                      ------------------------------
represent and warrant to the Lenders that:

          (A) after giving effect to this Amendment, the representations and warranties contained in the Agreement and in the other Fundamental Documents are true and correct in all material respects on and as of the date hereof as if such representations and warranties had been made on and as of the date hereof (except to the extent such representations and warranties expressly relate to an earlier date); and

          (B) after giving effect to this Amendment, the Credit Parties are in compliance with all the terms and provisions set forth in the Agreement and the other Fundamental Documents and no Default or Event of Default has occurred or is continuing under the Agreement.

          SECTION 4.  Full Force and Effect.
                      ---------------------

          Except as expressly set forth herein, this Amendment does not constitute a waiver or modification of any provision of the Agreement or a waiver of any Default or Event of Default under the Agreement, in either case whether or not known to the Agents. Except as expressly amended hereby, the Agreement shall continue in full force and effect in accordance with the provisions thereof on the date hereof. As used in the Agreement, the terms "Credit Agreement", "this Agreement", "herein", "hereafter", "hereto", "hereof", and words of similar import, shall, unless the context otherwise requires, mean the Agreement as amended by this Amendment. References to the terms "Agreement" or "Credit Agreement" appearing in the Exhibits or Schedules to the Agreement, shall, unless the context otherwise requires, mean the Agreement as amended by this Amendment.

          SECTION 5.  APPLICABLE LAW.  THIS AMENDMENT SHALL BE GOVERNED BY, AND
                      --------------
CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WHICH ARE APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED WHOLLY WITHIN THE STATE OF NEW YORK.

          SECTION 6.  Counterparts.  This Amendment may be executed in two or
                      ------------
more counterparts, each of which shall constitute an original, but all of which when taken together shall constitute but one instrument.

          SECTION 7.  Expenses.  The Borrower agrees to pay all reasonable out-
                      --------
of-pocket expenses incurred by the Agents in connection with the preparation, execution and delivery of this Amendment and any other documentation contemplated hereby, including, but not limited to, the reasonable fees and disbursements of counsel for the Agents.

          SECTION 8.  Headings.  The headings of this Amendment are for the
                      --------
purposes of reference only and shall not affect the construction of, or be taken into consideration in interpreting, this Amendment.

          IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their duly authorized officers, all as of the date and year first written above.

                                       BORROWER:

                                       SKYTEL CORP.


                                       By: /s/ Robert Kaiser
                                           ___________________________
                                           Name:
                                           Title:

                                       GUARANTORS:

                                       SKYTEL COMMUNICATIONS, INC. (formerly
                                       known as Mobile Telecommunication
                                       Technologies Corp.)
                                       MTEL PAGING, INC.
                                       MTEL INTERNATIONAL, INC.
                                       UNITED STATES PAGING CORPORATION
                                       DESTINEER CORPORATION
                                       MOBILECOMM EUROPE INC.
                                       MTEL SPACE TECHNOLOGIES CORPORATION
                                       MTEL TECHNOLOGIES, INC.
                                       MTEL MAINE, INC.
                                       COM/NAV REALTY CORP.
                                       INTELLIGENT INVESTMENT PARTNERS, INC.
                                       MTEL PUERTO RICO, INC.


                                       By: /s/ Robert Kaiser
                                           ___________________________
                                           Name:
                                           Title:



                                       LENDERS:

                                       THE CHASE MANHATTAN BANK (formerly known
                                       as Chemical Bank), individually and as
                                       Administrative Agent
Executed in
New York, New York
                                       By: /s/ John J. Huber III
                                           ___________________________
                                           Name: John J. Huber III
                                           Title: Managing Director

                                       CREDIT LYONNAIS NEW YORK BRANCH,
                                         as Documentation Agent


                                       By: /s/ B- My-
                                           ___________________________
                                           Name:
                                           Title:

                                       CREDIT LYONNAIS CAYMAN ISLAND BRANCH


                                       By: /s/ B- My-
                                           ___________________________
                                           Name:
                                           Title:

                                       J.P. MORGAN SECURITIES INC.,
                                         as Co-Syndication Agent


                                       By: ___________________________
                                           Name:
                                           Title:

                                       MORGAN GUARANTY TRUST COMPANY
                                         OF NEW YORK


                                       By: /s/ R. Blake Witherington
                                           ___________________________
                                           Name: R. Blake Witherington
                                           Title: Vice President

                                       CIBC INC., individually and as
                                         Co-Syndication Agent


                                       By: /s/ Cynthia McCahill
                                           ___________________________
                                           Name: Cynthia McCahill
                                           Title: Executive Director
                                                  C/BC Oppenheimer Corp.,
                                                  AS AGENT

                                       ABN AMRO BANK N.V.


                                       By: ___________________________
                                           Name:
                                           Title:


                                       By: ___________________________
                                           Name:
                                           Title:

                                       NATIONSBANK, N.A. (formerly known as
                                       The Boatmen's National Bank of St. Louis)


                                       By: /S/ Todd Shipley
                                           ___________________________
                                           Name: Todd Shipley
                                           Title: Senior Vice President

                                       BEAR STEARNS INVESTMENT PRODUCTS


                                       By: /s/ Harry Rosenberg
                                           ________________________
                                           Name: Harry Rosenberg
                                           Title: Authorized Secretary

                                       GENERAL ELECTRIC CAPITAL CORPORATION


                                       By: /s/ Mark E. Mylon
                                           ________________________
                                           Name: Mark E. Mylon
                                           Title: Manager - Operations

                                       KZH PAMCO LLC


                                       By:
                                           ________________________
                                           Name:
                                           Title:

                                       KZH-CNC LLC


                                       By: /s/ Virginia Conway
                                           _______________________
                                           Name: Virginia Conway
                                           Title: Authorized Agent

                                       TORONTO DOMINION (TEXAS), INC.


                                       By: /s/ Debbie A. Greene
                                           ________________________
                                           Name: Debbie A. Greene
                                           Title: Vice President